UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 30, 2015

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2015, Kirby Corporation entered into a Credit Agreement with a group of commercial banks that increases the borrowing limit under Kirby’s previous revolving credit facility from $325 million to $550 million.  The Credit Agreement, which has a maturity date of April 30, 2020, provides for a variable interest rate based on the London Interbank Offered Rate (“LIBOR”) or a base rate calculated with reference to the agent bank’s prime rate, among other factors (the “Base Rate”).  The interest rate spread varies with Kirby’s credit rating and is currently 112.5 basis points over LIBOR or 12.5 basis points over the Base Rate.  In addition, the Credit Agreement allows for a $300 million increase in the aggregate commitments of the banks in the form of revolving credit loans or term loans, subject to the consent of each bank that elects to participate in the increased commitment.  Borrowings under the facility were used to refinance the outstanding indebtedness under Kirby’s previous revolving credit agreement and term loan agreement and may also be used for general corporate purposes, including acquisitions.  As of April 30, 2015, Kirby had outstanding borrowings under the facility of $317,331,000.

The foregoing summary of the terms of the Credit Agreement is qualified in its entirety by reference to the copy of the Agreement filed as Exhibit 10.1 to this report.

Item 1.02.	Termination of a Material Definitive Agreement.

Proceeds of the Credit Agreement described in Item 1.01 were used to refinance the outstanding indebtedness under Kirby’s Second Amended and Restated Credit Agreement dated as of November 9, 2010, as amended to date, for its previous revolving credit facility, and Kirby’s Credit Agreement dated May 31, 2011, as amended to date, for its previously outstanding term loan, both of which prior agreements were terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Credit Agreement in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description of Exhibit

10.1	Credit Agreement dated as of April 30, 2015 among Kirby Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ C. Andrew Smith
C. Andrew Smith
Executive Vice President and Chief Financial Officer

Dated:  May 5, 2015

EXHIBIT INDEX

Exhibit 10.1	Credit Agreement dated as of April 30, 2015 among Kirby Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks named therein.